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EXHIBIT 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph E. Faison, Charles R. Nicholas or Gregory F. Maruszak, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file one or more Registration Statements on Form S-8 in connection with the amendments to Andrew Corporation's benefit plans as approved at its annual meeting of stockholders held on February 11, 2003 as well as one or more Registration Statements on Form S-8 in connection with Andrew Corporation's acquisition of Allen Telecom Inc. and the assumption of Allen Telecom Inc.'s benefit plans pursuant to that acquisition and any and all amendments (including post-effective amendments) to such Registration Statements, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done. This Power of Attorney may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

        This Power of Attorney has been signed by the following persons in the capacities indicated on the 16th day of July, 2003.

/s/ FLOYD L. ENGLISH Floyd L. English Chairman and Director	/s/ RALPH E. FAISON Ralph E. Faison President, Chief Executive Officer and Director
/s/ CHARLES R. NICHOLAS Charles R. Nicholas Vice Chairman and Chief Financial Officer Director	/s/ GREGORY F. MARUSZAK Gregory F. Maruszak Vice President, Finance and Administration and Chief Accounting Officer
/s/ JOHN G. BOLLINGER John G. Bollinger Director	/s/ THOMAS A. DONAHOE Thomas A. Donahoe Director
/s/ JERE D. FLUNO Jere D. Fluno Director	/s/ WILLIAM O. HUNT William O. Hunt Director
/s/ GERALD A. POCH Gerald A. Poch Director	/s/ GLEN O. TONEY Glen O. Toney Director
/s/ DENNIS L. WHIPPLE Dennis L. Whipple Director	/s/ PHILIP WM. COLBURN Philip Wm. Colburn Director
/s/ ROBERT G. PAUL Robert G. Paul Director

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  EXHIBIT 24.1
POWER OF ATTORNEY